UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2009

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 – REGULATION FD DISCLOSURE

Clinical data from a trastuzumab-DM1 (T-DM1) Phase II trial will be reported at the 32nd Annual San Antonio Breast Cancer Symposium (SABCS) the morning of Saturday, December 12, 2009 (Abstract #710). In compliance with SABCS policies, ImmunoGen’s press release on the study findings presented — inclusive of both efficacy and safety data — will be issued on December 12 in conjunction with the presentation of the data at the conference.

With the start of registration at the conference at 12:00 pm CT on December 9, 2009, select data from the study became available to conference attendees. This includes the finding on the primary outcome measure of the study: that the objective response rate (ORR) was 32.7%, as assessed by an independent review facility, in this 110-patient trial.

T-DM1 consists of ImmunoGen’s DM1 cancer cell-killing agent linked to the HER2-targeting antibody, trastuzumab, developed by Genentech, a wholly-owned member of the Roche Group. T-DM1 is in global development by the Roche Group under a collaboration agreement with ImmunoGen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: December 9, 2009	/s/ Gregory D. Perry
Gregory D. Perry
Senior Vice President and Chief Financial Officer